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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-53712, 333-69195, 333-67779 and 333-58361)
of IMS Health Incorporated of our report dated February 16, 2001 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 16, 2001 relating to the financial statement schedule which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 30, 2001

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